UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  December 9, 2019

Innovative Payment Solutions, Inc.

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

000-55648	33-1230229
(Commission File Number)	(IRS Employer Identification No.)

4768 Park Granada, Suite 200

Calabasas, CA 91302

(Address of principal executive offices)

(818) 864-8404

(Registrant’s telephone number, including area code)

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☑   Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01 Entry into a Material Definitive Agreement

On December 9, 2019, Innovative Payment Solutions, Inc. (the “Company”) and the Company’s subsidiary, Qpagos Corporation, entered into a Settlement Agreement and Mutual Release (the “Settlement”), with Andrey Novikov, Chief Technology Officer and director of the Company, to accept an 8% promissory note in the principal amount of $131,906.11 (the “Note”), from the Company to settle $131,906.11 of the outstanding $156,206.11 amount due to Mr. Novikov by Qpagos Corporation, for unpaid salary. The Note bears interest at the rate of 8.0% per annum and matures on December 9, 2020. The Company may prepay all or any portion of the outstanding principal amount of the Note at any time, without premium or penalty. Amounts not paid when due under the Note will bear interest at the rate of eighteen percent (18%) per annum.

The foregoing description of the Note and the Settlement are qualified in their entirety by reference to the Note and the Settlement, copies of which are filed as Exhibits 4.1and 10.1 to this Current Report on Form 8-K and are incorporated by reference in this Item 1.01.

Item 2.03.  Creation of a Direct Financial Obligation.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

4.1	8% Promissory Note between the Company and Andrey Novikov dated December 9, 2019
10.1	Settlement Agreement and Mutual Release of Claims between the Company, Qpagos Corporation and Andrey Novikov dated December 9, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVATIVE PAYMENT SOLUTIONS, INC.

Date: December 10, 2019	By:	/s/ William Corbett
		Name:	William Corbett
		Title:	Chief Executive Officer

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